USALLIANZ VARIABLE INSURANCE PRODUCTS
TRUST
INVESTMENT MANAGEMENT AGREEMENT


      AGREEMENT, made the 27th day of April 2001, by and between USAllianz Advisers, LLC (the Manager) and
USAllianz Variable Insurance Products Trust (the Trust).

      WHEREAS, the Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 (the Declaration) and is registered under the Investment Company Act of 1940, as amended (the
1940 Act), as an open-end, management series-type investment company;

      WHEREAS, the Trust and Manager wish to enter into an Agreement setting forth the terms on which the Manager will perform certain services to the Trust with respect to each of its present and future series that are not advised by the Managers affiliate, Allianz of America, Inc. (each singly a Fund or collectively Funds), unless otherwise specifically indicated by the Trust;

      NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the Trust and the Manager agree as follows:

      1.	Appointment. The Trust hereby appoints the
Manager to act as investment manager for the Funds for the periods and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

      2.	Investment Advisory Duties. Subject to the
supervision of the Trustees of the Trust, the Manager will have the sole and exclusive responsibility for providing, or arranging for others to provide, (a) the management for the Funds assets in accordance with each Funds investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information included as part of the Trust s Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Manager by the Trust ; and (b) the placement of orders to purchase and sell securities for the Funds. The Manager, subject to approval in each case by the. Trustees of the Trust, shall be authorized to retain one or more subadvisers (the Portfolio Managers) for each of the Funds, and to direct that such Portfolio Managers shall exercise full discretion in furnishing investment advice to the Funds and arranging for the execution of portfolio transactions for the Funds, subject only to general oversight by the Manager and the Board of Trustees of the Trust. The Manager shall be responsible for monitoring, or arranging for others to monitor, compliance by the Portfolio Managers with the investment policies and restrictions of the respective Funds and with such other limitations or directions as the Board of Trustees of the Trust may from time to time prescribe. The Manager shall report to the Board of Trustees of the Trust regularly at such times and in such detail as the Board may from time to time determine to be appropriate.


The Manager further agrees that, in performing its
duties hereunder, it will directly, or assure that the Portfolio
Managers will:
      (a)	comply with the 1940 Act and all rules and
regulations . thereunder, the Investment Advisers Act of 1940, as amended, (the Advisers Act), the Internal Revenue Code (the
Code) and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;
      (b)	use reasonable efforts to manage the Funds so
that they will each qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;
      (c)	place orders for the investments of the Funds
directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or Statement of Additional Information with respect to each
Fund and in accordance with applicable legal requirements. Specifically, in executing portfolio transactions and selecting broker-dealers, the Manager will use its best efforts to seek best execution on behalf of each Fund. In assessing the best execution available for any transaction, the Manager shall
consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are used in
Section 28(e) of the Securities and Exchange Act of 1934)
provided to a Fund and /or other accounts over which the
Manager or an affiliate of the Manager exercises investment discretion. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a
commission for executing a portfolio transaction for a Fund
which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the
brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so
exercised;
      (d)	furnish to the Trust whatever statistical
information the Trust may reasonably request with respect to the Funds assets or contemplated investments; keep the Trust and the Trustees informed of developments materially affecting the Funds portfolios; and, on the Managers or Portfolio
Managers own initiative, furnish to the Trust from time to time whatever information the Manager or Portfolio Manager believes appropriate for this purpose;
      (e)	make available to the Trusts administrator (the
Administrator), and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the Administrator and the
Trust in their compliance with applicable laws and regulations.
The Manager will furnish the Trustees with such periodic and special reports regarding the Funds as they may reasonably
request;
      (f)	immediately notify the Trust in the event that
the Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Manager from serving as investment manager pursuant to this
Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the
Securities and Exchange Commission (SEC) or other regulatory authority. The Manager further agrees to notify the Trust immediately of any material fact known to the Manager respecting or relating to the Manager that is not contained in the Trust s Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;
      (g)	in making investment decisions with respect to
the Funds, use no inside information that may be in its
possession or in the possession of any of its affiliates, nor will the Manager seek to obtain any such information.
      3.	Allocation of Charges and Expenses. Except
as otherwise specifically provided in this section 3, the
Manager shall pay the compensation and expenses of all its directors, officers and employees who serve as Trustees, officers and executive employees of the Trust (including the
Trust s share of payroll taxes) and shall pay all fees payable pursuant to portfolio management agreements with any
Portfolio Managers it may retain. The Manager shall make
available, without expense to the Funds, the services of its directors, officers and employees who. may be duly elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.
      The Manager shall not be required to pay any expenses
of the Trust or the Funds other than those specifically allocated to the Manager in this section 3. In particular, but without limiting the generality of the foregoing, the Manager shall not be responsible, except to the extent of the reasonable
compensation of such of the Trusts employees as are officers or employees of the Manager whose services may be involved, for the following expenses of the Trust or the Funds: organization and offering expenses of the Trust and the Funds (including out-of-pocket expenses, but not including the Manager s overhead and employee costs); fees payable to the Manager ;
legal expenses; auditing and accounting expenses; interest
expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Trust or the Funds in connection with membership in investment
company trade organizations; costs of insurance; fees and
expenses of the Trusts Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Trust or the Funds; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; other expenses in connection with the issuance, offering, distribution, redemption or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional
Information, reports, notices and dividends to shareholders;
costs of preparing, printing and filing documents with
regulatory agencies; costs of stationery and other office
supplies; any litigation or other extraordinary expenses; costs of shareholders and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Trust or a Fund) of officers, Trustees and employees of the Trust who are not interested persons of the Manager; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Manager to the extent that such expenses relate to attendance at meetings of the Board of
Trustees of the Trust, or any committees thereof or advisory group thereto or other business of the Trust or the Funds.
      4.	Compensation. As compensation for the
services provided and expenses assumed by the Manager under
this Agreement, the Trust will arrange for the Funds to pay the Manager at the end of each day or calendar month as the
Manager may from to time specify an investment advisory fee
computed daily at an annual rate equal to the percentage of
each Funds average daily net assets specified in Schedule A
hereto. The average daily net assets of a Fund shall mean the average of the values placed on the Funds net assets as of the time at which, and on such days as, Fund lawfully determines the value of its net assets in accordance with the prospectus or otherwise. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the
Declaration and the Registration Statement. If, pursuant to
such provisions, the determination of net asset value for a Fund is suspended for any particular business day, then for the
purposes of this section 4, the value of the net assets of the
Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Funds portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month end when the Manager s compensation is payable pursuant to this
section, then the Manager s compensation payable at the end of such month shalt be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4. The Manager may from time to time and for
such periods as it deems appropriate reduce its compensation
(and, if appropriate, assume expenses of one or more of the
Funds) to the extent that any Funds expenses exceed such
lower expense limitation as the Adviser may, by notice to the
Trust, voluntarily declare to be effective.
      5.	Books and Records. The Manager agrees to
maintain such books and records with respect to its services to the Trust and the Funds as are required by Section 31 under the
1940 Act, and rules adopted thereunder, and by other
applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and
those rules and legal provisions. The Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and
31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. And the
Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the
Trust and the Funds are being conducted in accordance with applicable laws and regulations.
      6.	Standard of Care and Limitation of Liability.
The Manager shall exercise its best judgment in rendering the services provided by it under this Agreement. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund or the holders of a Funds shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Trust, a Fund or to holders of a
Funds shares to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager s reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term
Manager  shall include any officers, directors, employees or other affiliates of the Manager performing services with
respect to the Trust or a Fund.
      7.	Services Not Exclusive. It is understood that
the services of the Manager are not exclusive, and that nothing in this Agreement shall prevent the Manager from providing
similar services to other investment companies or to other
series of investment companies (whether or not their
investment objectives and policies are similar to those of a
Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this
Agreement, interfere in a material manner with the Manager s ability to meet its obligations to the Trust and the Funds hereunder. When the Manager recommends the purchase or sale of a security for other investment companies and other
clients, and at the same time the Manager recommends the
purchase or sale of the same security for a Fund, it is
understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the
Manager nor any of its directors, officers or employees shall act as a principal or agent or receive any commission except as permitted under applicable law. If the Manager provides any advice to its clients concerning the shares of the Funds, the Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or a Fund.
      8.	Duration and Termination. This Agreement
shall continue in effect for two years from the date set forth above and thereafter shall continue automatically, with respect to all or fewer than all the Funds, as applicable, for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or, (ii) with respect to each Fund, by vote of a majority (as defined in the
1940 Act) of the Funds outstanding voting securities (as
defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or interested persons (as
defined in the 1940 Act) of any party to this Agreement, by
vote cast in person at a meeting called for the purpose of
voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Trust or a Fund upon the vote of a majority of the
Trustees (with respect to the Trust or a Fund) or, with respect to a Fund, by vote of the majority of the Funds outstanding
voting securities, upon sixty (60) days written notice to the Manager or (b) by the Manager at any time without penalty, upon sixty (60) days written notice to the Trust. This
Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).
      9.	Amendments. No provision of this Agreement
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or
termination is sought, and no amendment of this Agreement
shall be effective with respect to a Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting
called for the purpose of voting on such approval, if such
approval is required by applicable law.
      10.	Proxies. Unless the Trust gives written
instructions to the contrary, the Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested, provided, that the
Manager may delegate this responsibility with respect to one or more Funds to Portfolio Managers pursuant to a portfolio
management agreement. The Manager (or Portfolio Manager)
shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the particular Funds shareholders.
      11.	Name Reservation. The Trust acknowledges
and agrees that the Manager and its affiliates have property rights relating to the use of the term USAllianz Variable
Insurance Products Trust and has permitted the use of such
term by the Trust and its Funds. The Trust agrees that: (i) it will use the term USAllianz Variable Insurance Products Trust only as a component of the names of the Trust and the Funds
and for no other purposes; (ii) it will not purport to grant to any third party any rights in such term; (iii) at the request of the Manager, the Trust will take such action as may be required to provide its consent to use of the term by the Manager, or any affiliate of the Manager to whom the Manager shall have granted the right to such use; and (iv) the Manager may use or grant to others the right to use the term as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment
company. Upon termination of this Agreement as to the Trust
or any Fund, the Trust shall, upon request of the Manager,
cease to use the term USAllianz Variable Insurance Products
Trust as part of the name of the Trust and its Funds, or of any Fund as to which the Agreement is terminated, as applicable.
In the event of any such request by the Manager that use of the term USAllianz Variable Insurance Products Trust  shall cease, the Trust shall cause its officers, Trustees and shareholders to take any and all such actions which the Manager may request to effect such request and to reconvey to the Manager any and all rights to the term USAllianz Variable Insurance Products
Trust.
      12.	Miscellaneous.
      a.	This Agreement shall be governed by the laws
of the State of [Minnesota], provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

      b.	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      c.	If any provision of this Agreement shall be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      d.	Nothing herein shall be construed as
constituting the Manager as an agent of the Trust or any Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above

USALLIANZ VARIABLE INSURANCE
PRODUCTS TRUST


By: /s/ Chuck Booth
Title: Vice President
USALLIANZ ADVISERS, LLC


Signature: /s/Christoper H. Pinkerton
Title: President
REVISED SCHEDULE A
To the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).
Fees payable to the Manager pursuant to Section 4 of the Investment Management Agreement shall be calculated at the following annual rates based on average daily net assets:
Fund 	Rate
AZL BlackRock Global Allocation Fund	0.75%
AZL DFA Emerging Markets Core Equity Fund	1.25%
AZL DFA Five-Year Global Fixed Income Fund	0.60%
AZL DFA International Core Equity Fund	0.95%
AZL DFA U.S. Core Equity Fund	0.80%
AZL DFA U.S. Small Cap Fund	0.85%
AZL Emerging Markets Equity Index Fund	0.85%
AZL Enhanced Bond Index Fund	0.35%
AZL Gateway Fund	0.80%
AZL Global Equity Index Fund	0.70%
AZL Government Money Market Fund	0.35%
AZL International Index Fund	0.35%
Fund 	Rate
AZL MetWest Total Return Bond Fund	0.60%
AZL Mid Cap Index Fund	0.25%
AZL Moderate Index Strategy Fund	0.40%
AZL Morgan Stanley Global Real Estate Fund	0.90%
AZL Pyramis Multi-Strategy Fund	0.70%
AZL Pyramis Total Bond Fund	0.50%
AZL Russell 1000 Growth Index Fund	0.44%
AZL Russell 1000 Value Index Fund	0.44%
AZL S&P 500 Index Fund	0.17%
AZL Small Cap Stock Index Fund	0.26%
AZL T. Rowe Price Capital Appreciation Fund	0.75%
Acknowledged:
Allianz Variable Insurance Products Trust
By:    _/s/ Michael Tanski_________________
Name:  Michael Tanski
Title:  Vice President, Operations

Allianz Investment Management LLC
By:     _/s/ Brian Muench_________________
Name:   Brian Muench
Title:   President

REVISED ATTACHMENT 1
To Revised Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).
Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates until such time as this Attachment 1 is further revised.
Fund
Rate (Average Net Assets in Millions
(M) for Funds with Breakpoints)
All Assets
AZL DFA Five-Year Global Fixed Income Fund0.50%*
All Assets
AZL DFA Emerging Markets Core Equity Fund0.95%*
All Assets
AZL DFA International Core Equity Fund0.75%*
All Assets
AZL DFA U.S. Core Equity Fund0.54%*
All Assets
AZL DFA U.S. Small Cap Fund0.70%*
All Assets
AZL Emerging Markets Equity Index Fund0.45%*
All Assets
AZL Global Equity Index Fund0.31%*
All Assets
AZL MetWest Total Return Bond Fund0.55%*
All Assets
AZL Moderate Index Strategy Fund0.05%*
All Assets
AZL Morgan Stanley Global Real Estate Fund Fund0.85%*
All Assets
AZL Pyramis Multi-Strategy Fund0.45%*

All Assets
AZL T. Rowe Price Capital Appreciation Fund0.70%*
All Assets
AZL Russell 1000 Growth Index Fund0.39%*
All Assets
AZL Russell 1000 Value Index Fund0.39%*

The reduced rate may not be increased or terminated prior to April 30, 2018.

Acknowledged:
Allianz Variable Insurance Products Trust
Allianz Investment Management LLC
By:   ___/s/ Michael Tanski______________
Name:   Michael Tanski
Title:     Vice President, Operations
By:   _/s/ Brian Muench________________
Name:  Brian Muench
Title:   President
Updated: 11/01/2016